 Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jonathan Waldron, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Pegasi Energy Resources Corporation on Form 10-Q for the fiscal quarter ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Pegasi Energy Resources Corporation.

PEGASI ENERGY RESOURCES CORPORATION
Date: November 15, 2012	By: /s/ MICHAEL NEUFELD
Michael Neufeld
Chief Executive Officer

Date: November 15, 2012	By: /s/ JONATHAN WALDRON
Jonathan Waldron
Chief Financial Officer